SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 10, 2004

Mission West Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-8383	95-2635431
(Commission File Number)	(I.R.S. Employer Identification No.)

10050 Bandley Drive, Cupertino, California 95014

(Address of Principal Executive Offices)

(408) 725-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 10, 2004, the Audit Committee of the Board of Directors authorized the engagement of BDO Seidman, LLP as the Company’s new independent accountants for the fiscal years ending December 31, 2003 and December 31, 2004.

During the two most recent fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through May 10, 2004, BDO Seidman, LLP has not been engaged as independent accountants to audit the financial statements of the Company, nor has it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or reportable event.

The Company previously reported the resignation of its prior independent accountants in its Current Report on Form 8-K dated January 26, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

A copy of the Company’s press release dated May 10, 2004 concerning the appointment of new independent accountants is furnished herewith as Exhibit 99.1 (furnished to the SEC and not deemed filed herewith).

Exhibit

99.1	Press release dated May 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Dated: May 12, 2004	By:	/s/ Carl E. Berg

Carl E. Berg Chief Executive Officer

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